UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 12, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code              (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets

(a)                                  On August 12, 2004, Cephalon, Inc. (“Cephalon”) completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of CIMA LABS INC., a Delaware corporation (“CIMA”).  The Acquisition was accomplished pursuant to an Agreement and Plan of Merger dated as of November 3, 2003 (the “Merger Agreement”), a copy of which was filed as Exhibit 2.1 to the Registrant’s Form 8-K dated November 3, 2003 and is incorporated herein by reference.  Pursuant to the Merger Agreement, Cephalon acquired CIMA through the merger of C MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of Cephalon, with and into CIMA, with CIMA surviving as a wholly-owned subsidiary of Cephalon (the “Merger”).  In connection with the Merger, each outstanding share of CIMA common stock was converted into the right to receive $34.00 per share in cash.  Each outstanding option to purchase CIMA common stock, whether or not vested or exercisable, was converted into the right to receive in cash an amount equal to $34.00 less the exercise price for such option.  As a result of the Merger, CIMA became a privately-held company and wholly-owned subsidiary of Cephalon, and its stock is no longer publicly traded.  The purchase price of the Acquisition was funded from existing cash on hand.

(b)                                 The assets acquired pursuant to the Acquisition consist of two facilities, located in Minnesota, which house the CIMA headquarters, and research, manufacturing, and packaging and distribution operations, and are used by CIMA in connection with the development, sale and manufacture of pharmaceutical products.  Cephalon intends to continue the use of these assets for the development, sale and manufacture of pharmaceutical products.

Item 9.01                                             Financial Statements

The following financial statements and schedule are filed as part of this Current Report on Form 8-K/A:

•                  CIMA LABS INC. Consolidated Financial Statements as of June 30, 2003 and 2004; and

•                  CIMA LABS INC. Consolidated Financial Statements as of December 31, 2001, 2002 and 2003.

•                  CIMA LABS INC. Schedule II - Valuation and Qualifying Accounts.

The following unaudited pro forma condensed consolidated financial information is filed as part of this Current Report on Form 8-K/A:

•                  Pro forma condensed consolidated balance sheet as of June 30, 2004;

•                  Pro forma condensed consolidated statement of operations for the six months ended June 30, 2004;

•                  Pro forma condensed consolidated statement of operations for the year ended December 31, 2003; and

•                  Notes to pro forma condensed consolidated balance sheet as of June 30, 2004 and statement of operations as of and for the six months ended June 30, 2004 and the year ended December 31, 2003.

(a)                                  Financial Statements of Business Acquired

CIMA LABS INC. Consolidated Financial Statements as of June 30, 2003 and 2004

CIMA LABS INC.

Balance Sheets

(in thousands, except per share data)

	June 30, 2004	December 31, 2003
	(Unaudited)	(See note)
Assets
Current assets:
Cash and cash equivalents	$32,704	$29,530
Available-for-sale securities	51,475	44,031
Trade accounts receivable, net	10,003	14,686
Interest receivable	768	697
Inventories, net	6,168	7,289
Deferred taxes	5,519	5,141
Prepaid expenses and other assets	3,217	4,868
Total current assets	109,854	106,242
Other assets:
Available-for-sale securities	27,544	36,596
Patents and trademarks, net	492	451
Deferred taxes	9,150	8,867
Total other assets	37,186	45,914
Property, plant and equipment:
Property, plant and equipment	100,545	94,967
Accumulated depreciation	(19,397)	(16,855)
Property, plant and equipment, net	81,148	78,112
Total assets	$228,188	$230,268
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,625	$6,437
Accrued compensation	2,161	1,602
Accrued taxes payable	3,958	4,196
Accrued expenses	1,834	3,231
Deferred revenue	494	223
Total current liabilities	11,072	15,689
Stockholders’ equity:
Convertible preferred stock, $.01 par value; 5,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value; 60,000 shares authorized; 14,691 and 14,550 shares issued and outstanding (net of 619 treasury shares), respectively	153	152
Additional paid-in capital	247,105	244,277
Accumulated deficit	(10,082)	(10,361)
Accumulated other comprehensive (loss) income	(60)	511
Treasury stock	(20,000)	(20,000)
Total stockholders’ equity	217,116	214,579
Total liabilities and stockholders’ equity	$228,188	$230,268

Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes.

CIMA LABS INC.

Income Statements

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenues:
Net sales	$7,020	$12,252	$16,567	$22,320
Product development fees and licensing	2,401	1,594	4,114	3,197
Royalties	5,283	4,426	9,717	9,428
	14,704	18,272	30,398	34,945
Operating expenses:
Cost of goods sold	6,515	7,434	13,173	15,202
Research and product development	5,091	2,703	9,791	5,210
Selling, general and administrative	2,759	3,645	5,685	6,179
Merger-related	335	250	1,547	250
	14,700	14,032	30,196	26,841
Operating income	4	4,240	202	8,104
Other income:
Investment income	545	841	1,143	1,864
Other income	14	8	30	51
	559	849	1,173	1,915
Income before provision for income taxes	563	5,089	1,375	10,019
Provision for income taxes	336	1,405	1,095	3,177
Net income	$227	$3,684	$280	$6,842
Net income per share:
Basic	$.02	$.26	$.02	$.48
Diluted	$.02	$.25	$.02	$.47
Weighted average shares outstanding:
Basic	14,684	14,374	14,622	14,328
Diluted	15,094	14,759	15,034	14,683

See accompanying notes.

CIMA LABS INC.

Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Six Months Ended June 30,
	2004	2003

Operating activities:
Net income	$280	$6,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,635	2,177
Income tax benefit of stock options exercised	—	1,060
Deferred income taxes	(334)	1,719
Gain on sale of investment securities	(1)	—
Changes in operating assets and liabilities:
Accounts receivable	4,683	1,712
Interest receivable	(72)	119
Inventories	1,121	(1,865)
Prepaid expenses and other assets	1,585	80
Accounts payable	(3,812)	(1,925)
Accrued expenses and other	(1,076)	1,652
Deferred revenue	271	117
Net cash provided by operating activities	5,280	11,688
Investing activities:
Purchases of property, plant and equipment	(5,577)	(11,543)
Patents and trademarks	(134)	(81)
Purchases of available-for-sale securities	(26,408)	(18,957)
Proceeds from sales of available-for-sale securities	27,184	30,496
Net cash used in investing activities	(4,935)	(85)
Financing activities:
Proceeds from exercises of stock options	2,698	2,062
Issuance of common stock related to employee stock purchase plan	131	92
Net cash provided by financing activities	2,829	2,154
Increase in cash and cash equivalents	3,174	13,757
Cash and cash equivalents at beginning of period	29,530	26,102
Cash and cash equivalents at end of period	$32,704	$39,859

See accompanying notes.

CIMA LABS INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share data)

1. Basis of Presentation

CIMA LABS INC. (the “Company”), a Delaware corporation, develops and manufactures orally disintegrating tablets and enhanced-absorption oral drug delivery systems. The Company operates within a single business segment, the development and manufacture of orally disintegrating tablets and enhanced-absorption oral drug delivery systems. OraSolv and DuraSolv, the Company’s proprietary orally disintegrating tablet technologies, allow an active drug ingredient, which is frequently taste-masked, to be formulated into a new, orally disintegrating dosage form that dissolves quickly in the mouth without chewing or the need for water. The Company is also developing enhanced oral drug delivery technologies and independently developing new products based on its oral drug delivery technologies. The Company enters into collaborative agreements with pharmaceutical companies to develop products based on its oral drug delivery technologies. The Company currently manufactures eight pharmaceutical brands for its partners incorporating its proprietary orally disintegrating tablet technologies. Revenues are comprised of three components: net sales of products the Company manufactures for pharmaceutical partners; product development fees and licensing revenues for development activities conducted through collaborative agreements with pharmaceutical companies; and royalties on the sales of products sold by pharmaceutical companies under license from the Company.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, which are considered necessary for fair presentation, have been included. Operating results for the three and six-month periods ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. For further information, you should refer to the audited financial statements and accompanying notes contained in our Annual Report on Form 10-K for the year ended December 31, 2003.

2. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that may affect the amounts we report in our financial statements and accompanying notes. Actual results could differ from those estimates.

3. Investments

The Company’s investments in available-for-sale securities are carried at fair value, with unrealized gains and losses included in accumulated other comprehensive income as a separate component of stockholders’ equity. As of June 30, 2004 and December 31, 2003, the amortized cost and estimated market value of available-for-sale securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value

As of June 30, 2004:
Asset backed securities	$19,289	$48	$44	$19,293
Corporate bonds and notes	21,532	133	33	21,632
Non-U.S. corporate obligations	4,144	0	18	4,126
U.S. government securities	34,244	0	276	33,968
Totals – June 30, 2004	$79,209	$181	$371	$79,019
As of December 31, 2003:
Asset backed securities	$24,329	$210	$10	$24,529
Corporate bonds and notes	29,266	448	—	29,714
Non-U.S. corporate obligations	5,216	24	1	5,239
U.S. government securities	21,123	41	19	21,145
Totals – December 31, 2003	$79,934	$723	$30	$80,627

4. Stock Based Compensation

The Company accounts for its stock plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Under the requirements of FASB Statement No. 148, Accounting for Stock Based Compensation — Transition and Disclosure, the following table illustrates the effect on net income and net income per share if the Company had applied the fair value recognition provisions of that statement to stock based compensation:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Net income, as reported	$227	$3,684	$280	$6,842
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards	1,183	1,355	2,520	2,195
Pro forma net (loss) income	$(956)	$2,329	$(2,240)	$4,647
Net income (loss) per share:
Basic—as reported	$.02	$.26	$.02	$.48
Basic—pro forma	$(.07)	$.16	$(.15)	$.32
Diluted—as reported	$.02	$.25	$.02	$.47
Diluted—pro forma	$(.06)	$.16	$(.15)	$.32

5. Income Per Share

Income per share for the three and six months ended June 30, 2004 and 2003 is summarized in the following table:

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Numerator: Net income	$227	$3,684	$280	$6,842
Denominator:
Denominator for basic earnings per share – weighted average shares outstanding	14,684	14,374	14,622	14,328
Effect of dilutive stock options	410	385	412	355
Denominator for diluted earnings per share – weighted average shares outstanding	15,094	14,759	15,034	14,683
Basic earnings per share	$.02	$.26	$.02	$.48
Diluted earnings per share	$.02	$.25	$.02	$.47

6. Comprehensive Income

Comprehensive income consists of net income, fair value of forward contracts and net unrealized gains (losses) on available-for-sale securities.

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Net income	$227	$3,684	$280	$6,842
Fair value of forward contracts	59	201	(19)	375
Unrealized (loss) gain on available-for-sale securities	(493)	87	(552)	(159)
Total comprehensive (loss) income	$(207)	$3,972	$(291)	$7,058

7. Inventories

Inventories are stated at the lower of cost (first in, first out) or fair market value.

	June 30, 2004	December 31, 2003

Raw materials	$4,637	$5,634
Work-in-process	114	236
Finished goods	1,417	1,419
Inventories, net	$6,168	$7,289

8. Tax Expense

Provisions for income taxes for the three- and six-month periods ended June 30, 2004 reflect provisions for U.S. federal and state income taxes. At December 31, 2003, the Company had a valuation reserve of $4,979 resulting in a net deferred tax asset of $14,008. As of June 30, 2004, the Company had a valuation reserve of $4,979 resulting in a net deferred tax asset of $14,669.

9. Segment Information – Major Customers

The Company operates within a single segment: the development and manufacture of orally disintegrating tablets and enhanced-absorption oral drug delivery systems. Revenues are comprised of three components: net sales of products utilizing the Company’s proprietary orally disintegrating tablet technologies; product development fees and licensing revenues for development activities conducted by the Company through collaborative agreements with pharmaceutical companies; and royalties on the sales of products manufactured by the Company, which are sold by pharmaceutical companies under licenses from the Company

Revenues from major customers are as follows:

	For the Three Months Ended				For the Six Months Ended
	June 30, 2004		June 30, 2003		June 30, 2004		June 30, 2003

Revenues:
AstraZeneca	$3,113	21.2%	$2,485	13.6%	$6,505	21.4%	$5,385	15.4%
Organon	6,838	46.5%	9,741	53.3%	13,938	45.9%	15,355	43.9%
Wyeth	2,191	14.9%	3,659	20.0%	4,429	14.6%	8,235	23.6%
Other	2,562	17.4%	2,387	13.1%	5,526	18.1%	5,970	17.1%
Total	$14,704	100.0%	$18,272	100.0%	$30,398	100.0%	$34,945	100.0%

Trade accounts receivable at June 30, 2004 of approximately $10,003 were comprised primarily of the following customers: Organon (32%), AstraZeneca (24%) and Wyeth (18%).

All of the Company’s assets and operations are located in the U.S. While the Company does not directly conduct its activities outside the U.S., it considers international revenues to be those arising from shipments ultimately destined for non-U.S. end-users and from royalties generated by non-U.S. sales by partners.

	For the Three Months Ended		For the Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenues by source:
U.S.	$6,015	$9,901	$13,440	$20,675
International, excluding Germany	7,235	6,313	13,952	10,154
Germany	1,454	2,058	3,006	4,116
Total revenues	$14,704	$18,272	$30,398	$34,945

10. Merger with Cephalon, Inc.

In November 2003, the Company, Cephalon, Inc., a Delaware corporation (“Cephalon”), and C MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Cephalon (“C MergerCo”), entered into an Agreement and Plan of Merger, dated as of November 3, 2003 (the “CIMA/Cephalon Agreement”). Pursuant to the CIMA/Cephalon Agreement, Cephalon will acquire the Company through the merger of C MergerCo with and into CIMA, with the Company surviving as a wholly-owned subsidiary of Cephalon (the “Merger”). In connection with the Merger, each outstanding share of the Company’s common stock will be converted into the right to receive $34.00 per share in cash. Each outstanding option to purchase the Company’s common stock, whether or not vested or exercisable, will be converted into the right to receive an amount of cash equal to $34.00 less the exercise price for such option. If the merger agreement is terminated in specified circumstances, either CIMA or Cephalon may be required to pay a termination fee of $16,250 to the other party or to reimburse the other party for up to $5,500 of its expenses.

The Merger is subject to regulatory approvals and the satisfaction of other customary closing conditions. The CIMA/Cephalon Agreement was approved at a special meeting of the Company’s stockholders on June 15, 2004.

CIMA LABS INC. Consolidated Financial Statements as of December 31, 2001, 2002 and 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

CIMA LABS INC.

We have audited the accompanying balance sheets of CIMA LABS INC. as of December 31, 2003 and 2002, and the related income statements, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2003.  Our audits also included the financial statement schedule listed in Item 9.01.  These financial statements and schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIMA LABS INC. at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 6, 2004

CIMA LABS INC.

BALANCE SHEETS

(in thousands, except per share data)

	As of December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$29,530	$26,102
Available-for-sale securities	44,031	45,093
Trade accounts receivable, net of allowance of $100	14,686	14,621
Interest receivable	697	1,119
Inventories, net	7,289	4,082
Deferred taxes	5,141	3,790
Prepaid expenses	4,868	944
Total current assets	106,242	95,751
Other assets:
Available-for-sale securities	36,596	60,486
Patents and trademarks, net	451	418
Deferred taxes	8,867	7,624
Total other assets	45,914	68,528
Property, plant and equipment:
Construction in progress	13,944	6,673
Equipment	33,495	27,076
Building and improvements	43,896	36,064
Land	2,059	2,059
Furniture and fixtures	1,573	1,547
	94,967	73,419
Less accumulated depreciation	(16,855)	(12,345)
Property, plant and equipment, net	78,112	61,074
Total assets	$230,268	$225,353
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,437	$8,755
Accrued compensation	1,602	2,118
Accrued taxes payable	4,196	28
Other accrued expenses	3,231	609
Deferred revenue	223	542
Total current liabilities	15,689	12,052
Stockholders’ equity:
Convertible preferred stock, $0.01 par value:
5,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value:
60,000 shares authorized; 14,550 shares issued and outstanding (net of 619 treasury shares) at December 31, 2003 and 14,251 shares issued and outstanding (net of 619 treasury shares) at December 31, 2002	152	149
Additional paid-in capital	244,277	240,027
Accumulated deficit	(10,361)	(8,386)
Accumulated other comprehensive income	511	1,511
Treasury stock	(20,000)	(20,000)
Total stockholders’ equity	214,579	213,301
Total liabilities and stockholders’ equity	$230,268	$225,353

See accompanying notes.

CIMA LABS INC.

INCOME STATEMENTS

(in thousands, except per share data)

	Year Ended December 31,
	2003	2002	2001

Operating revenues:
Net sales	$49,061	$23,391	$17,756
Product development fees and licensing	6,163	11,496	8,867
Royalties	20,852	11,738	5,403
Total operating revenues	76,076	46,625	32,026
Operating expenses:
Costs of goods sold	34,578	18,481	15,813
Research and product development	13,519	10,641	6,226
Selling, general and administrative	12,112	7,710	5,437
Merger-related expenses	17,413	—	—
Total operating expense	77,622	36,832	27,476
Operating (loss) income	(1,546)	9,793	4,550
Other income (expense) Investment income, net	3,238	6,511	10,335
Other income (expense)	58	(128)	(1)
	3,296	6,383	10,334
Income before income tax expense (benefit)	1,750	16,176	14,884
Income tax expense (benefit)	3,725	(2,441)	(104)
Net (loss) income	$(1,975)	$18,617	$14,988
Net (loss) income per share:
Basic net (loss) income per share	$(.14)	$1.31	$1.03
Diluted net (loss) income per share	$(.14)	$1.28	$.97
Weighted average shares outstanding:
Basic	14,420	14,193	14,559
Diluted	14,420	14,599	15,503

See accompanying notes.

CIMA LABS INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2003	2002	2001

Operating activities
Net (loss) income	$(1,975)	$18,617	$14,988
Adjustment to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,932	3,294	2,334
Income tax benefit of stock options exercised	1,522	1,983	5,634
Deferred income taxes	(2,902)	(5,214)	(6,200)
Gain on sale of investment securities	—	(923)	(1,425)
Loss on disposal of property, plant, and equipment	85	155	—
Value of options granted in exchange for services	—	—	6
Changes in operating assets and liabilities:
Accounts receivable	(65)	(5,658)	(1,283)
Interest receivable	422	1,008	(1,156)
Inventories	(3,207)	(311)	(2,389)
Prepaid expenses	(3,799)	(728)	40
Accounts payable	(2,318)	7,148	631
Accrued expenses	6,274	983	287
Deferred revenue	(319)	(233)	700
Net cash (used in) provided by operating activities	(1,350)	20,121	12,167
Investing activities
Purchases of property, plant and equipment	(21,894)	(36,610)	(14,222)
Purchases of available-for-sale securities	(24,057)	(68,287)	(180,041)
Proceeds from sales of available-for-sale securities	48,192	110,548	107,491
Patents and trademarks	(194)	(181)	(262)
Net cash provided by (used in) investing activities	2,047	5,470	(87,034)
Financing activities
Proceeds from exercises of stock options	2,523	590	2,958
Purchases of treasury stock	—	(2,144)	(17,856)
Issuance of common stock related to employee stock purchase plan	208	185	45
Security deposits on leases	—	—	12
Net cash provided by (used in) financing activities	2,731	(1,369)	(14,841)
Increase (decrease) in cash and cash equivalents	3,428	24,222	(89,708)
Cash and cash equivalents at beginning of year	26,102	1,880	91,588
Cash and cash equivalents at end of year	$29,530	$26,102	$1,880
Supplemental disclosures of cash flow information
Income taxes paid	$1,068	$509	$378

See accompanying notes.

CIMA LABS INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Treasury Stock	Total
	Shares	Amount

Balance at Dec. 31, 2000	14,358	$144	$228,631	$(41,991)	$141	$—	$186,925
Net income	—	—	—	14,988	—	—	14,988
Unrealized investment gain	—	—	—	—	2,077	—	2,077
Comprehensive income							17,065
Stock options exercised	380	4	2,954	—	—	—	2,958
Issuance of common stock related to employee stock purchase plan	1	—	45	—	—	—	45
Treasury stock purchased	—	—	—	—	—	(17,856)	(17,856)
Income tax benefit of stock options exercised	—	—	5,634	—	—	—	5,634
Value of options granted in exchange for services	—	—	6	—	—	—	6
Balance at Dec. 31, 2001	14,739	148	237,270	(27,003)	2,218	(17,856)	194,777
Net income	—	—	—	18,617	—	—	18,617
Unrealized investment loss	—	—	—	—	(707)	—	(707)
Comprehensive income							17,910
Stock options exercised	120	1	589	—	—	—	590
Issuance of common stock related to employee stock purchase plan	11	—	185	—	—	—	185
Treasury stock purchased	—	—	—	—	—	(2,144)	(2,144)
Income tax benefit of stock options exercised	—	—	1,983	—	—	—	1,983
Balance at Dec. 31, 2002	14,870	149	240,027	(8,386)	1,511	(20,000)	213,301
Net (loss)	—	—	—	(1,975)	—	—	(1,975)
Unrealized investment loss, net of tax	—	—	—	—	(1,078)	—	(1,078)
Fair value of forward contracts, net of tax	—	—	—	—	78	—	78
Comprehensive (loss)							(2,975)
Stock options exercised	289	3	2,520	—	—	—	2,523
Issuance of common stock related to employee stock purchase plan	10	—	208	—	—	—	208
Income tax benefit of stock options exercised	—	—	1,522	—	—	—	1,522
Balance at Dec. 31, 2003	15,169	$152	$244,277	$(10,361)	$511	$(20,000)	$214,579

See accompanying notes.

CIMA LABS INC.

NOTES TO FINANCIAL STATEMENTS

(in thousands, except per share data)

1. BUSINESS ACTIVITY

CIMA LABS INC., a Delaware corporation (the “Company”), develops and manufactures orally disintegrating tablet and enhanced-absorption oral drug delivery systems. The Company operates within a single business segment, the development and manufacture of orally disintegrating tablet and enhanced-absorption oral drug delivery systems. OraSolv and DuraSolv, the Company’s leading proprietary orally disintegrating tablet technologies, allow an active drug ingredient, which is frequently taste-masked, to be formulated into a new, orally disintegrating dosage form that dissolves quickly in the mouth without chewing or the need for water. The Company is also developing enhanced oral drug delivery technologies and independently developing new products based on its oral drug delivery technologies. The Company enters into collaborative agreements with pharmaceutical companies to develop products based on its oral drug delivery technologies. The Company currently manufactures seven pharmaceutical brands incorporating its proprietary orally disintegrating tablet technologies. Revenues are comprised of three components: net sales of products it manufactures; product development fees and licensing revenues for development activities conducted through collaborative agreements with pharmaceutical companies; and royalties on the sales of products sold by pharmaceutical companies under licenses from the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers highly liquid investments with maturities of ninety days or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates fair market value.

Available-for-sale securities

The Company classifies its investments with maturities of over ninety days when purchased as available-for-sale. Available-for-sale securities are recorded at fair value with unrealized gains and losses reported as other comprehensive income in stockholders’ equity. Fair values of investments are based on quoted market prices, where available, and include accrued interest, if applicable. Dividend and interest income is recognized when earned. Gains and losses on securities sold are determined based on the specific identification method and are included in investment income. As of December 31, 2003, $36,596 of available-for-sale securities had remaining maturities of twelve to forty-one months, while the balance, $44,031, had remaining maturities of less than twelve months.

Patents and Trademarks

Costs incurred in obtaining patents and trademarks are amortized on a straight-line basis over sixty months. Accumulated amortization was approximately $605 at December 31, 2003 and $444 at December 31, 2002. The Company wrote off some fully amortized patents and trademarks in 2002. The Company periodically reviews its patents and trademarks for impairment in value. Any adjustment from the analysis is charged to operations.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives ranging from three to thirty-five years. Depreciation expense was approximately $4,771 in 2003; $3,142 in 2002; and $2,203 in 2001.

Inventories

Inventories are valued at cost using the first-in first-out (FIFO) basis for inventory turnover and control. Inventories are shown net of reserves for obsolescence of approximately $275 at December 31, 2003, and $320 at December 31, 2002. Significant components of inventory as of December 31 are as follows:

	2003	2002

Finished Goods	$1,419	$1,252
Work-in-process	236	116
Raw Materials	5,634	2,714
Inventories, net	$7,289	$4,082

Forward Exchange Contracts

At December 31, 2003, the Company had a forward exchange contract to manage the foreign exchange risk related to a known third-party transaction for the purchase of equipment that will occur in early 2004. The Company had a similar forward exchange contract in effect in 2003 for the purchase of equipment that has since been completed. The gains related to these forward exchange contracts, which hedge the third-party transaction, are deferred in other comprehensive income with a corresponding asset until the underlying transaction occurs and are considered to have a cash flow hedging relationship. The gains were and will be reclassified as a reduction to the cost of the equipment upon completion of the underlying transaction being hedged. The value of the forward exchange contract, net of taxes, is $78 as of December 31, 2003. The Company enters into forward exchange contracts for specific transactions and not for trading purposes.

Impairment of Long - Lived Assets

The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flow estimated to be generated by those assets are less than the assets’ carrying amount.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 101, or SAB 101 as amended by SAB 104, Revenue Recognition in Financial Statements, and Emerging Issues Task Force 00-21 (EITF 00-21), Revenue Arrangements with Multiple Deliverables. SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an agreement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Revenues from the Company’s business activities are recognized from net sales of manufactured products upon shipment; from product development fees as the contracted services are rendered; from product development milestones upon completion of milestones; from nonrefundable up-front product development license fees as fees are amortized over the expected development term of the proposed products; and from royalties on the sales of products manufactured by the Company, which are sold by pharmaceutical companies under licenses from the Company. The determination of SAB 101 criteria (3) and (4) for each source of revenue is based on the Company’s judgment regarding the fixed nature and collectibility of each source of revenue.

Stock-Based Compensation

At December 31, 2003, the Company has stock-based employee compensation plans, which are described more fully in Note 7. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income (loss) for 2003, 2002, and 2001, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income (loss) and net income (loss) per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation (“Statement 123”), to stock-based compensation.

	Year Ended December 31,
	2003	2002	2001

Net (loss) income, as reported	$(1,975)	$18,617	$14,988
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of taxes	(5,208)	(3,904)	(8,851)
Pro forma net (loss) income	$(7,183)	$14,713	$6,137
Net (loss) income per share:
Basic-as reported	$(.14)	$1.31	$1.03
Basic-pro forma	$(.50)	$1.04	$.42
Diluted-as reported	$(.14)	$1.28	$.97
Diluted-pro forma	$(.50)	$1.01	$.40

Income Taxes

Income taxes are accounted for under the liability method. Deferred income taxes are provided for temporary differences between financial reporting and tax bases of assets and liabilities. The carrying value of our net deferred tax assets assumes that the Company will be able to generate sufficient taxable income in the United States, based on estimates and assumptions. The Company records a valuation allowance to reduce the carrying value of our net deferred tax assets to the amount that is more likely than not to be realized.

Research and Development Costs

All costs of research and development activities are expensed as incurred. Research and development activities are performed under collaborative agreements with pharmaceutical partners to adapt the Company’s orally disintegrating tablet technology to specific active drug ingredients. In addition, the Company incurs research and development expenses relating to the development of new oral drug delivery technologies and new pharmaceutical products based on our oral drug delivery technologies, which are not performed under a collaborative agreement. Revenues earned from activities performed pursuant to a collaborative agreement with a pharmaceutical company are reported as product development fees, licensing revenues and royalties in the Income Statements, and the related costs are expensed as incurred as research and development expense. These costs include salaries, building costs, utilities, depreciation on equipment used for research and development, and costs of outside contractors.

Reclassifications

Certain amounts presented in the 2002 and 2001 financial statements have been reclassified to conform to the 2003 presentation. These reclassifications have no impact on operating income, net income, or stockholders’ equity as previously reported.

3. NET (LOSS) INCOME PER SHARE

Basic net income per share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Diluted net (loss) income per share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period, increased to include dilutive potential common shares issuable upon the exercise of stock options that were outstanding during the period. For loss periods, basic and diluted share amounts are identical, as the effect of potential common shares is antidilutive. Employee options of 1,641, 642, and 639 for 2003, 2002 and 2001, respectively, have been excluded from the diluted net (loss) income per share calculation because their effect would be antidilutive.

	Year Ended December 31,
	2003	2002	2001

Numerator:
Net (loss) income	$(1,975)	$18,617	$14,988
Denominator:
Denominator for basic net (loss) income per share - weighted average shares outstanding	14,420	14,193	14,559
Effect of dilutive stock options	—	406	944
Denominator for diluted net (loss) income per share - weighted average shares outstanding	14,420	14,599	15,503
Basic net (loss) income per share	$(.14)	$1.31	$1.03
Diluted net (loss) income per share	$(.14)	$1.28	$.97

4. AVAILABLE-FOR-SALE SECURITIES

The Company’s investments in available-for-sale securities are carried at fair value, with unrealized gains and losses included in accumulated other comprehensive income as a separate component of stockholders’ equity. As of December 31, 2003 and 2002, the amortized cost and fair value of available-for-sale securities, all of which have contractual maturities of forty-one months or less, are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of December 31, 2003
Asset-backed securities	$24,329	$210	$10	$24,529
Corporate bonds and notes	29,266	448	—	29,714
Non-US corporate obligations	5,216	24	1	5,239
U.S. government securities	21,123	41	19	21,145
	$79,934	$723	$30	$80,627
As of December 31, 2002
Asset-backed securities	$35,230	$447	$—	$35,677
Corporate bonds and notes	54,311	915	16	55,210
Floating rate notes	8,997	64	1	9,060
U.S. government securities	5,530	102	—	5,632
	$104,068	$1,528	$17	$105,579

5. INCOME TAXES

The Company’s deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Management believes that it is more likely than not that future taxable income will be sufficient to realize a portion of the tax benefit from future deductible temporary differences and net operating loss carryforwards. Significant components of deferred income taxes as of December 31 are as follows:

	2003	2002

Deferred assets:
Net operating loss	$16,669	$16,024
Research tax credit	1,733	1,176
Foreign tax credit	1,220	972
Accrued vacation	186	237
Inventory reserve	103	130
Deferred revenue	83	220
Other	317	203
	20,311	18,962
Deferred liabilities:
Depreciation and amortization.	1,017	1,140
Unrealized gain on investments	260	—
Other	47	—
	1,324	1,140
Net deferred income tax asset	18,987	17,822
Valuation allowance	(4,979)	(6,408)
Net deferred income tax asset	$14,008	$11,414

The income tax provision (benefit) consisted of the following for the years ended December 31:

	2003	2002	2001

Current tax provision (benefit):
Federal	$6,415	$2,132	$5,077
State	823	641	2,042
	7,238	2,773	7,119
Deferred tax provision (benefit):
Federal	(1,246)	3,869	(860)
State	(227)	736	(163)
	(1,473)	4,605	(1,023)
Valuation allowance	(2,040)	(9,819)	(6,200)
Total tax provision (benefit)	$3,725	$(2,441)	$(104)

The Company utilized net operating loss carryforwards of $13,300 in 2002 reducing the current tax provision by $4,865.

The reconciliation between the statutory federal income tax rate and the effective rate of income tax expense for the years ended December 31:

	2003	2002	2001

Statutory federal income tax rate	35%	35%	35%
Increase (decrease) in taxes resulting from:
Change in valuation allowance	(117)	(26)	(42)
Meals and entertainment	1	—	—
Merger-related expenses	271	—	—
Utilization of net operating loss carryforward	—	(30)
State taxes	23	6	6
Effective income tax rate	213%	(15)%	(1)%

The Company’s net operating loss carryforwards, foreign tax credits, and research tax credits of approximately $41,400, $1,220, and $1,733, respectively, may be carried forward to offset future taxable income, limited due to changes in ownership under the net operating loss limitation rules. The net operating loss, foreign tax credit, and research tax credit carryforwards expire in the years 2009 to 2013, the years 2005 to 2008, and the years 2004 to 2018, respectively. Included in the net operating loss carryforward is approximately $8,000 related to stock option exercises, which currently have a full valuation allowance and when realized for financial statement purposes will not result in a reduction to income tax expense. Rather the benefit will be recorded as an increase to additional paid-in capital.

6. ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income consists of the fair value of forward contracts and net unrealized gains on available-for-sale securities.

	2003	2002

Fair value of forward contracts	$78	$—
Unrealized gain on available-for-sale securities	433	1,511
Accumulated other comprehensive income	$511	$1,511

7. STOCK OPTIONS AND PURCHASE PLANS

Stock Options

The Company has equity and stock incentive plans (the “Equity Plans”) under which options to purchase up to 4,150 shares of common stock may be granted to employees, directors, consultants and others. The Compensation Committee, established by the Board of Directors, establishes the terms and conditions of all stock option grants, subject to the terms and conditions of the Equity Plans and applicable provisions of the Internal Revenue Code. The options expire ten years from the date of grant and are usually exercisable in annual increments ranging from 25% to 33% beginning one year after the date of grant.

The Company also has stock option plans for directors (the “Directors’ Plans”), which through October 4, 2001, permitted option grants to non-employee directors of the Company. On October 4, 2001, the Board discontinued the Directors’ Plans and since that date, options issued to non-employee directors have been made under the Equity Plans.

Shares available for grants and options granted under the Equity Plans are as follows:

	Shares Available for Grant	Incentive Stock Options	Non- Qualified Stock Options	Total Outstanding	Weighted Average Exercise Price

Balance at Dec. 31, 2000	185	642	649	1,291	$12.53
Granted	(797)	203	594	797	60.98
Reserved	1,500	—	—	—
Forfeited	149	(65)	(84)	(149)	42.98
Exercised	—	(101)	(94)	(195)	6.48
Balance at Dec. 31, 2001	1,037	679	1,065	1,744	32.73
Granted	(351)	142	209	351	24.58
Forfeited	444	(84)	(360)	(444)	56.35
Exercised	—	(114)	—	(114)	5.07
Balance at Dec. 31, 2002	1,130	623	914	1,537	26.21
Granted	(456)	234	222	456	21.70
Forfeited	229	(73)	(156)	(229)	41.67
Exercised	—	(83)	(186)	(269)	8.72
Balance at Dec. 31, 2003	903	701	794	1,495	25.63
Exercisable:
December 31, 2001				488	$8.97
December 31, 2002				761	$18.62
December 31, 2003				764	$23.38

The following table summarizes information about options granted under the Equity Plans that were outstanding at December 31, 2003:

Range of Exercise Prices			Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$2.625	-	$6.00	170	4.5 years	$4.29	170	$4.29
6.01	-	12.00	136	4.3 years	8.60	136	8.60
12.01	-	20.00	207	8.8 years	18.60	18	19.11
20.01	-	25.00	386	8.0 years	22.70	205	22.53
25.01	-	30.00	317	8.6 years	27.10	68	27.05
30.01	-	50.00	103	7.3 years	40.52	57	40.25
50.01	-	66.00	176	7.3 years	62.71	110	62.47
2.625	-	66.00	1,495	7.4 years	25.63	764	23.38

Shares available for grants and options granted under the Directors’ Plans are as follows:

	Shares Available for Grant	Non-Qualified Stock Options	Weighted Average Exercise Price

Balance at Dec. 31, 2000	44	334	$6.88
Reduction in shares available	(21)	—	—
Granted	(23)	23	66.90
Exercised	—	(185)	9.17
Balance at Dec. 31, 2001	—	172	12.31
Exercised	—	(6)	1.75
Balance at Dec. 31, 2002	—	166	12.70
Exercised	—	(20)	9.00
Balance at Dec. 31, 2003	—	146	13.20

The following table summarizes information about options granted under the Directors’ Plans that were outstanding at December 31, 2003:

Range of Exercise Prices			Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$1.083	-	$2.00	35	4.7 years	$1.28	35	$1.28
2.01	-	4.00	45	4.9 years	3.50	45	3.50
4.01	-	6.00	44	2.8 years	5.12	44	5.12
6.01	-	66.90	22	7.4 years	66.90	22	66.90
1.083	-	66.90	146	4.6 years	13.20	146	13.20

Options outstanding under the Equity Plans and Directors’ Plans expire at various dates during the period from March 2004 through September 2013.

The weighted average fair values of options granted at market during the years ended December 31, 2003, 2002, and 2001 were $14.01, $15.98, and $51.25, respectively.

Pro forma information regarding net (loss) income and net (loss) income per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of Statement 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2003, 2002, and 2001 respectively; risk-free interest rates of 3.22%, 4.31%, and 5.54%; volatility factor of the expected market price of the Company’s common stock of .707, .705, and .763; and a weighted-average expected life of the option of 6, 6 and 10 years.

In management’s opinion, the model does not necessarily provide a reliable measure of the fair value of the Company’s stock options because the Company’s stock options have characteristics significantly different from those of traded options, including limits on transferability and vesting restrictions, and because changes in the subjective input assumptions can materially affect the fair value estimates. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions.

Stock Purchase Plan

Effective August 1, 2001, the Company adopted an Employee Stock Purchase Plan to provide employees an opportunity to purchase shares of its common stock through accumulated payroll deductions. Under the plan, employees purchase shares of common stock, subject to certain limitations, at 85% of the fair market value of shares on the quarterly enrollment or exercise date, whichever is lower. A total of 200 shares were made available for purchase under the plan. During 2003, 10 shares were issued at an average price of $20.18 per share and 178 shares remained available at December 31, 2003.

8. DEFINED CONTRIBUTION PLAN

The Company has a 401(k) plan (the “Plan”), which covers substantially all employees of the Company. Contributions to the Plan are made through employee wage deferrals and employer matching contributions. The employer matching contribution percentage is discretionary and determined each year. In addition, the Company may contribute two discretionary amounts; one to non-highly compensated individuals and another to all employees. To qualify for the discretionary amounts, an employee must be employed by the Company on the last day of the Plan year or have been credited with a minimum of 500 hours of service during the Plan year.

The 401(k) expense related to the employer contribution for the years ended December 31, 2003, 2002 and 2001 was $256, $168, and $83, respectively.

9. MERGER TRANSACTIONS

During 2003, the Company entered into agreements with two prospective merger partners.

The Company entered into an Agreement and Plan of Merger dated August 5, 2003, by and among the Company, aaiPharma Inc. (“aaiPharma”), Scarlet Holding Corporation, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc. (the “CIMA/aaiPharma Agreement”). Under the terms of the CIMA/aaiPharma Agreement, a holding company was formed to acquire all of the outstanding shares of each company and each company would have become a wholly owned subsidiary of the holding company. Under the CIMA/aaiPharma Agreement, each share of the Company’s common stock would have been exchanged for 1.3657 shares of the holding company’s common stock.

On November 3, 2003, the Company announced that it terminated the CIMA/aaiPharma Agreement, and paid to aaiPharma a termination fee of $11,500 as required by the agreement.

Following the termination of the CIMA/aaiPharma Agreement, the Company, Cephalon, Inc., a Delaware corporation (“Cephalon”), and C MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Cephalon (“C MergerCo”), entered into an Agreement and Plan of Merger, dated as of November 3, 2003 (the “CIMA/Cephalon Agreement”). Pursuant to the CIMA/Cephalon Agreement, Cephalon will acquire the Company through the merger of C MergerCo with and into the Company, with the Company surviving as a wholly owned subsidiary of Cephalon (the “Merger”). In connection with the Merger, each outstanding share of the Company’s common stock will be converted into the right to receive $34.00 per share in cash. Each outstanding option to purchase the Company’s common stock, whether or not vested or exercisable, will be converted into the right to receive an amount of cash equal to $34.00 less the exercise price for each share underlying such option. If the CIMA/Cephalon Agreement is terminated under certain circumstances, the Company may be required to pay Cephalon a termination fee and expenses up to $16,250.

The Merger is subject to approval by the Company’s stockholders, as well as regulatory approvals and the satisfaction of other customary closing conditions.

Total merger-related expenses for the year ended December 31, 2003 were $17,413. For financial reporting purposes, certain of the merger-related expenses incurred are not considered to be deductible for federal and state income tax purposes.

Upon successful consummation of the merger, an additional success fee of $6,500 will be payable to the Company’s financial advisors in the transaction.

10. COMMITMENTS

The Company has future commitments for clinical studies related to its proprietary product of approximately

$6,694 and for the purchase of production equipment and remodeling of facilities of approximately $3,184 at December 31, 2003. Of the amount related to clinical studies, approximately $1,500 will be paid out in 2005 through 2006. All other amounts are expected to be paid out in 2004.

11. SEGMENT INFORMATION - MAJOR CUSTOMERS AND GEOGRAPHIC

The Company operates within a single segment: the development and manufacture of orally disintegrating tablet and enhanced-absorption oral drug delivery systems. Revenues are comprised of three components: net sales of products it manufactures; product development fees and licensing revenues for development activities conducted through collaborative agreements with pharmaceutical companies; and royalties on the sales of products sold by pharmaceutical companies under licenses from the Company.

Revenues as a percentage of total revenues from major customers are as follows:

	For the Year Ended December 31,
	2003	2002	2001

Organon	40%	32%	25%
Wyeth (formerly, American Home Products)	28	10	1
AstraZeneca	15	19	22
Novartis	7	13	33
Schwarz Pharma, Inc.	7	18	8
Other	3	8	11
Total	100%	100%	100%

Trade accounts receivable at December 31, 2003 of approximately $14,686 were comprised primarily of the following customers: Organon (38%), Wyeth (27%), and AstraZeneca (16%). Trade accounts receivable at December 31, 2002 of approximately $14,621 were comprised primarily of the following customers: Wyeth (31%), Organon (21%), AstraZeneca (15%), and Schwarz Pharma, Inc. (13%).

All of the Company’s assets and operations are located in the U.S. While the Company does not directly conduct its activities outside the U.S., it considers international revenues to be those arising from shipments ultimately destined for non-U.S. end-users and revenues from royalties generated by non-U.S. sales by partners.

	Year Ended December 31,
	2003	2002	2001

Operating revenues by source:
U.S.	$47,936	$35,425	$26,540
International (except Germany)	19,591	8,784	5,100
Germany	8,549	2,416	386
Total operating revenues	$76,076	$46,625	$32,026

12. QUARTERLY FINANCIAL DATA - UNAUDITED

For the three months ended	March 31	June 30	September 30	December 31

2003
Total operating revenues	$16,673	$18,272	$20,337	$20,794
Cost of goods sold	7,768	7,434	9,484	9,892
Gross profit	8,905	10,838	10,853	10,902
Merger-related expenses	—	250	3,458	13,705
Total operating expenses (excluding merger-related)	5,041	6,348	6,465	7,777
Other income, net	1,066	849	757	624
Income tax expense (benefit)	1,772	1,405	715	(167)
Net income (loss)	$3,158	$3,684	$972	$(9,789)
Per share amounts:
Basic net income (loss) per share	$.22	$.26	$.07	$(.67)
Diluted net income (loss) per share	$.22	$.25	$.07	$(.67)
Range of closing stock prices on NASDAQ	$18.19-$28.01	$21.66-$30.16	$22.00-$29.68	$27.80-$33.08
2002
Total operating revenues	$8,383	$10,200	$12,541	$15,501
Cost of goods sold	3,285	3,743	4,913	6,540
Gross profit	5,098	6,457	7,628	8,961
Total operating expenses	3,600	4,499	5,311	4,941
Other income, net	1,739	1,937	1,450	1,257
Income tax (benefit)	(168)	(272)	(616)	(1,385)
Net income	$3,405	$4,167	$4,383	$6,662
Per share amounts:
Basic net income per share	$.24	$.29	$.31	$.47
Diluted net income per share	$.23	$.28	$.30	$.45
Range of closing stock prices on NASDAQ	$19.60-$35.45	$18.94-$28.60	$16.06-$25.15	$22.10-$28.58

The quarters ended June 30, 2003, September 30, 2003 and December 31, 2003 included merger-related expenses of $250, $3,458 and $13,705, respectively.

CIMA LABS INC.

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

(all amounts in thousands)

Description	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Less Deductions	Balance at End of Year
Year ended December 31, 2003:
Reserves and allowance deducted from asset accounts:
Allowance for doubtful accounts	$100	$—	$—	$100
Obsolescence reserve	320	397	(442)	275
Total	$420	$397	$(442)	$375
Year ended December 31, 2002:
Reserves and allowance deducted from asset accounts:
Allowance for doubtful accounts	$58	$50	$(8)	$100
Obsolescence reserve	235	372	(287)	320
Total	$293	$422	$(295)	$420
Year ended December 31, 2001:
Reserves and allowance deducted from asset accounts:
Allowance for doubtful accounts	$—	$58	$—	$58
Obsolescence reserve	225	302	(292)	235
Total	$225	$360	$(292)	$293

(b)                                 Pro forma Financial Information

On August 12, 2004, Cephalon, Inc. (“Cephalon”) completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of CIMA LABS INC., a Delaware corporation (“CIMA”). The Acquisition will be recorded using the purchase method of accounting and, accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date, as determined by management using third party valuation expertise, where necessary.

The following unaudited pro forma combined financial information was derived from the historical consolidated financial statements of Cephalon and CIMA. The following unaudited pro forma balance sheet as of June 30, 2004 is presented as if the merger had occurred on June 30, 2004. The unaudited pro forma statements of operations for the six months June 30, 2004 and for the year ended December 31, 2003 are presented as if the merger had occurred on January 1, 2003.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent Cephalon’s results of operations or financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated. The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition that may be adjusted.

There were no material differences between the accounting policies of Cephalon and CIMA. Certain historical amounts of CIMA, such as depreciation expense, have been reclassified to conform to the pro forma presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed consolidated statements, as there were no intercompany transactions or balances between Cephalon and CIMA.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Cephalon contained in its 2003 Annual Report and the historical financial statements of CIMA contained herein.

CEPHALON, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2004

 (in thousands, except share data)

	Cephalon, Inc.	CIMA LABS INC.	Pro Forma Adjustments	Note 4	Pro Forma Consolidated

ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$1,045,994	$32,704	$(514,125)	(a)	$564,573
Investments	162,836	79,019	—		241,855
Receivables, net	97,558	10,771	—		108,329
Inventory, net	68,184	6,168	443	(b)	74,795
Deferred tax asset	59,870	5,519	—		65,389
Other current assets	23,862	3,217	—		27,079
Total current assets	1,458,304	137,398	(513,682)		1,082,020

PROPERTY AND EQUIPMENT, net	136,590	81,148	—		217,738
GOODWILL	298,769	—	40,344	(c)	339,113
OTHER INTANGIBLE ASSETS, net	308,074	—	113,100	(d)	421,174
DEBT ISSUANCE COSTS, net	30,848	—	—		30,848
DEFERRED TAX ASSET, net	144,131	9,150	—		153,281
OTHER ASSETS	23,376	492	—		23,868
	$2,400,092	$228,188	$(360,238)		$2,268,042

CURRENT LIABILITIES:
Current portion of long-term debt	$41,374	$—	$—		$41,374
Accounts payable	35,248	2,625	—		37,873
Accrued expenses	105,530	7,953	—		113,483
Current portion of deferred revenues	380	494	—		874
Total current liabilities	182,532	11,072	—		193,604

LONG-TERM DEBT	1,363,843	—	—		1,363,843
DEFERRED REVENUES AND OTHER	1,576	—	—		1,576
DEFERRED TAX LIABILITIES	44,532	—	42,578	(e)	87,110
OTHER LIABILITIES	16,557	—	—		16,557
Total liabilities	1,609,040	11,072	42,578		1,662,690

COMMITMENTS AND CONTINGENCIES	—	—	—		—

STOCKHOLDERS’ EQUITY:
Common stock and additional paid-in capital	1,066,477	247,258	(247,258)	(f)	1,066,477
Treasury stock	(13,706)	(20,000)	20,000	(f)	(13,706)
Accumulated deficit	(306,445)	(10,082)	(175,618)	(f), (g)	(492,145)
Accumulated other comprehensive income	44,726	(60)	60	(f)	44,726
Total stockholders’ equity	791,052	217,116	(402,816)		605,352
	$2,400,092	$228,188	$(360,238)		$2,268,042

See accompanying notes.

CEPHALON, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2004

(in thousands, except share data)

	Cephalon, Inc.	CIMA LABS INC.	Pro Forma Adjustments	Note 4	Pro Forma Consolidated

REVENUES:
Sales	$445,381	$16,567	$—		$461,948
Other revenues	9,078	13,831	—		22,909
	454,459	30,398	—		484,857

COSTS AND EXPENSES:
Cost of sales	53,357	13,173	—		66,530
Research and development	130,525	8,952	—		139,477
Selling, general and administrative	167,704	5,433	—		173,137
Depreciation and amortization	23,143	1,091	4,558	(h)	28,792
Merger-related expenses	—	1,547	—		1,547
Impairment charge	30,071	—	—		30,071
	404,800	30,196	4,558		439,554

INCOME FROM OPERATIONS	49,659	202	(4,558)		45,303

OTHER INCOME AND EXPENSE
Interest income	6,835	1,143	(3,085)	(i)	4,893
Interest expense	(11,712)	—	—		(11,712)
Charge on early extinguishment of debt	(961)	—	—		(961)
Other income (expense), net	(1,802)	30	—		(1,772)
	(7,640)	1,173	(3,085)		(9,552)

INCOME BEFORE INCOME TAXES	42,019	1,375	(7,643)		35,751

INCOME TAX EXPENSE	(27,159)	(1,095)	2,881	(j)	(25,373)

NET INCOME	$14,860	$280	$(4,762)		$10,378

BASIC INCOME PER COMMON SHARE	$0.26				$0.18

DILUTED INCOME PER COMMON SHARE	$0.26				$0.18

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	56,007				56,007

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	57,228				57,228

See accompanying notes.

CEPHALON, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

TWELVE MONTHS ENDED DECEMBER 31, 2003

(in thousands, except share data)

	Cephalon, Inc.	CIMA LABS INC.	Pro Forma Adjustments	Note 4	Pro Forma Consolidated

REVENUES:
Sales	$685,250	$49,061	$—		$734,311
Other revenues	29,557	27,015	—		56,572
	714,807	76,076	—		790,883

COSTS AND EXPENSES:
Cost of sales	92,375	34,578	—		126,953
Research and development	170,277	11,525	—		181,802
Selling, general and administrative	252,033	11,615	—		263,648
Depreciation and amortization	44,073	2,491	9,116	(h)	55,680
Merger-related expenses	—	17,413	—		17,413
	558,758	77,622	9,116		645,496

INCOME FROM OPERATIONS	156,049	(1,546)	(9,116)		145,387

OTHER INCOME AND EXPENSE
Interest income	11,298	3,238	(7,198)	(i)	7,338
Interest expense	(28,905)	—	—		(28,905)
Charge on early extinguishment of debt	(9,816)	—	—		(9,816)
Other income (expense), net	1,688	58	—		1,746
	(25,735)	3,296	(7,198)		(29,637)

INCOME BEFORE INCOME TAXES	130,314	1,750	(16,314)		115,750

INCOME TAX EXPENSE	(46,456)	(3,725)	5,873	(j)	(44,308)

NET INCOME	$83,858	$(1,975)	$(10,441)		$71,442

* BASIC INCOME PER COMMON SHARE	$1.49				$1.27

* DILUTED INCOME PER COMMON SHARE	$1.42				$1.23

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	55,560				55,560

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	64,072				64,072

* Restated for adoption of guidance from EITF 03-6.

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Purchase Price Allocation

The purchase price of $514.1 million consists of $500.1 million for all outstanding shares of CIMA at $34.00 per share and $14.0 million in direct transaction costs. The Acquisition was funded from Cephalon’s existing cash and short-term investments. In connection with the Acquisition, CIMA used $18.8 million of their own funds to purchase all outstanding employee stock options, whether or not vested or exercisable, for an amount equal to $34.00 less the exercise price for such option.

The purchase price has been allocated to the tangible and intangible assets acquired, liabilities assumed and in-process research and development, with the excess purchase price being allocated to goodwill under the assumption the acquisition of CIMA was consummated on June 30, 2004. The final purchase price allocation will differ from that presented below due to adjustments primarily for items such as additional transaction costs and ongoing evaluations of deferred taxes and valuation allowances. Other adjustments may also be necessary.

The components and preliminary allocation of the purchase price consisted of the following under the assumption the acquisition of CIMA was consummated on June 30, 2004:

(In thousands)
Consideration and direct transaction costs:
Cash paid for common stock	$500,125
Direct transaction costs	14,000
Total purchase price	$514,125

Allocation of purchase price:
Cash and cash equivalents	$32,704
Investments	79,019
Accounts receivable	10,771
Inventories	6,611
Deferred tax assets, net	14,669
Property, plant and equipment	81,148
Other assets	3,709
Current liabilities	(11,072)
Deferred tax liabilities	(42,578)
Goodwill	40,344
Intangible assets	113,100
Write-off of in-process research and development	185,700
Total purchase price	$514,125

2. Intangible Assets

For purposes of preparing the unaudited pro forma condensed consolidated financial statements, the identifiable intangible assets acquired of $113.1 million are amortized as follows and are presented as if the merger had occurred on January 1, 2003:

	Fair value	Useful life	Weighted-average useful life
	(In thousands)	(years)
DuraSolv technology	$70,000	16	16
OraSolv technology	32,700	3 to 8	8
OraVescent technology	10,400	17	17
	$113,100

3. In-Process Research and Development

In-process research and development (“IPR&D”) represents the valuation of acquired, to-be-completed research projects. To assist in determining the value of the IPR&D, a third-party valuation was obtained as of the acquisition date. A discounted cash flow analysis was performed, utilizing anticipated revenues, expenses and net cash flow forecasts related to the associated technology. Given the high risk associated with the development of new drugs, the revenue and expense forecasts were probability adjusted to reflect the risk of advancement through the regulatory approval process. Such a valuation requires significant estimates and assumptions. Management believes that the fair value assigned to IPR&D is based on reasonable assumptions. However, we cannot be sure that the assumptions will transpire as estimated. At the date of acquisition, the development of these projects had not yet reached technological feasibility, and the research and development in progress had no alternative future uses. Accordingly, these costs will be charged to expense in the third quarter of 2004.

4. Pro forma Adjustments

The following adjustments were applied to Cephalon’s historical financial statements and those of CIMA to arrive at the pro forma consolidated financial information.

(a)          To record the payment of $514.1 million for the purchase of all of the outstanding shares of capital stock of CIMA, plus transaction costs.

(b)         Adjustment to record CIMA’s inventory at fair value.

(c)          To record the fair value of goodwill acquired.

(d)         To record the fair value of intangible assets acquired.

(e)          To record deferred tax adjustment related to the fair value of inventory and intangible assets acquired, using CIMA’s estimated effective tax rate of 37.5%.

(f)            Elimination of CIMA stockholders’ equity.

(g)         Recognition of preliminary IPR&D charge of $185.7 million related to the acquisition of CIMA.

(h)         To record the amortization of intangible assets acquired.

(i)             To record the reduction of interest income related to the estimated $514.1 million cash payments for the purchase of CIMA using an average annual interest rate of 1.2% for the six months ended June 30, 2004 and 1.4% for the year ended December 31, 2003.

(j)             To record the tax benefit related to the lower interest income and higher amortization expense at Cephalon’s consolidated marginal tax rate in the United States of 37.69% for the six months ended June 30, 2004 and 36.0% for the year ended December 31, 2003.

(c)                                  Exhibits

Exhibit No.	Description of Document
2.1

Agreement and Plan of Merger, dated as of November 3, 2003, by and between Cephalon, Inc., CIMA LABS INC., and C MergerCo., Inc. (previously filed as Exhibit 2.1 to the Registrant’s Form 8-K dated November 3, 2003 and incorporated herein by reference).

23.1+	Consent of Ernst & Young LLP
99.1

Press Release dated August 12, 2004: Cephalon, Inc. Announces Completion of Acquisition of CIMA LABS INC. previously filed as Exhibit 99.1 to the Registrant’s Form 8-K filed with the SEC on August 16, 2004 and incorporated herein by reference).

+  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: October 22, 2004	By:	/s/ J. KEVIN BUCHI
J. Kevin Buchi
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP